Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                                    State or Other
                                    Jurisdiction of
                                     Incorporation                 Percentage
Name of Subsidiary                  or Organization                  Owned
------------------                  -----------------                -------


Tickets2Nite, LLC                       Nevada                        100%

Cinema Ride Edmonton, Inc.          Alberta, Canada                   100%

Cinema Ride Times Square, Inc.         New York                       100%